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                                                                  EXHIBIT 10(qq)

                    1999 AMENDED AND RESTATED LOAN AGREEMENT



First Union National Bank
300 Main Street
Stamford, Connecticut 06904
(Hereinafter referred to as the "Bank")

Novametrix Medical Systems Inc.
5 Technology Drive, P.O. Box 690
Wallingford, Connecticut 06492
     ("Novametrix")

NTC Technology, Inc.
5 Technology Drive, P.O. Box 690
Wallingford, Connecticut 06492
     ("NTC")

Children's Medical Ventures, Inc.
541 Main Street
South Weymouth, Massachusetts 02190
("CMV"; Novametrix, NTC and CMV being,
individually and collectively "Borrower")

This 1999 Amended and Restated Loan Agreement ("Agreement") is entered into as of June 30, 1999, by and between Bank and Borrower, each of which are corporations organized under the laws of Delaware.

                                    RECITALS

Bank is the holder of, inter alia: (i) a certain 1999 Substitute Promissory Note executed and delivered by Borrower, dated of even date herewith, in the original principal amount of up to $6,000,000.00, (hereinafter referred to as the "Line of Credit Note"); (ii) a certain 1999 Term Promissory Note in the original principal amount of $4,800,000.00, dated of even date herewith, from the Borrower to the Bank (hereinafter referred to as the "1999 Term Note"); (iii) a certain 1998 Term Promissory Note


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executed and delivered by Novametrix and NTC, dated December 11, 1998, in the original principal amount of $3,000,000.00, as modified by Allonge No. 1 to 1998 Term Promissory Note, dated of even date herewith, executed by Borrower and the Bank (as modified, hereinafter referred to as the "1998 Term Note"); and certain other Loan Documents, including the Second 1998 Amended and Restated Loan Agreement, dated as of December 11, 1998 (the "Amended and Restated Loan Agreement"); and

Borrower and Bank have agreed to modify the terms of the Amended and Restated Loan Agreement by replacing the Amended and Restated Loan Agreement with this Agreement.

In consideration of Bank's continued extension of credit and the agreements contained herein, the parties agree as follows:

         Borrower has applied to the Bank for a loan or loans (individually and collectively, the "Loan") as follows:

1998 TERM LOAN - in the original principal amount of $3,000,000.00 which is evidenced by the 1998 Term Note. The Loan proceeds were to be used by Borrower solely to refinance existing borrowings under the Line of Credit.

1999 TERM LOAN - in the principal amount of $4,800,000.00 which is evidenced by the 1999 Term Note. The Loan proceeds are to be used by Borrower solely to finance the acquisition of CMV.

LINE OF CREDIT - in the principal amount of up to $6,000,000.00 (the "Principal Amount") which is evidenced by the Line of Credit Note, under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding under the Line of Credit Note at any one time does not exceed the Principal Amount minus the sum of (i) the amount available to be drawn plus (ii) the amount of unreimbursed drawings under all letters of credit issued by Bank for the account of Borrower plus (iii) the aggregate outstanding amount arising out of foreign exchange services provided to the Borrower by the Bank as reasonably established by the Bank. The Loan proceeds are to be used by Borrower solely for working capital. Bank's obligation to advance or readvance under the


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Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note.

SUBLIMITS. (i) Letters of Credit. The Bank shall issue commercial and/or standby letters of credit for the account of the Borrower ("New L/Cs") only when, combined with any standby or commercial letters of credit outstanding and issued by the Bank for the account of the Borrower ("Outstanding L/Cs"), the aggregate available undrawn amount and the drawn but unreimbursed amount of the New L/Cs and Outstanding L/Cs will not exceed $200,000. Subject to the foregoing limitations, the Bank shall issue New L/Cs only after the Borrower has executed such documentation and paid such fees as the Bank may require. (ii) Foreign Exchange. The Borrower may utilize foreign currency exchange services provided by the Bank up to a maximum credit exposure of $150,000 in the aggregate to be outstanding at any time, provided, however, that forward contracts shall be limited to $125,000 and the maximum daily settlement limit shall be $25,000.

This Agreement amends, restates and replaces in its entirety the Amended and Restated Loan Agreement.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations" as used in this Agreement shall have the collective meanings of such terms as defined in the 1998 Term Note, the 1999 Term Note and the Line of Credit Note (collectively, the "Notes"). The term "Borrower" shall include each entity constituting the Borrower, and each of their respective Subsidiaries and Affiliates, all individually and collectively, jointly and severally. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. Section 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

This Agreement and the Loans contemplated and covered herein are subject to that certain Intercreditor Agreement by and between the Bank and Webster Bank, a Connecticut banking association


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with a place of business at 80 Elm Street, New Haven, CT 06510 ("Webster"). The
parties acknowledge and agree that Borrower is entering into a Loan Agreement and related loan documents (the "Webster Loan Documents"), including executing and delivering to Webster a certain Term Promissory Note in the original principal amount of $4,800,000.00, dated of even date herewith (the "Webster Note").

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or


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guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied to Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing on Schedule I attached hereto and made a part hereof ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C.
Section 101(32). COMPLIANCE WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. Section 3617, et seq.) or narcotics (including 21 U.S.C. Section 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. ORGANIZATION AND AUTHORITY. Each Borrower is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each Borrower is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a


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material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. Except as set forth on Schedule II, attached hereto and made a part hereof, there are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing. There is no litigation set forth on Schedule II the outcome of which would materially and adversely affect the Borrower. REGULATION U. None of the proceeds of the Loan made pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: BUSINESS CONTINUITY. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. MAINTAIN PROPERTIES. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. ACCESS TO BOOKS & RECORDS. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. INSURANCE. Maintain adequate insurance coverage with respect to its properties and business against


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loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. NOTICE OF DEFAULT AND OTHER NOTICES. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. COMPLIANCE WITH OTHER AGREEMENTS. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Notes. PAYMENT OF DEBTS. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. REPORTS AND PROXIES. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. OTHER FINANCIAL INFORMATION. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. ESTOPPEL


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CERTIFICATE. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. CASH MANAGEMENT RELATIONSHIP. Borrower will maintain its cash management account with the Bank. DEPOSIT RELATIONSHIP. Borrower will maintain its primary depository relationship with the Bank.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $25,000.00. JUDGMENT ENTERED. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $25,000.00 and that is not discharged or execution is not stayed within thirty (30) days of entry. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is materially curtailed or impaired. PREPAYMENT OF OTHER DEBT. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. RETIRE OR REPURCHASE CAPITAL STOCK. Without prior written consent of the Bank, expend more than $6,000,000 in the aggregate during the term of this Agreement to retire or otherwise acquire any of its capital stock. CHANGE OF CONTROL. Borrower shall not make a material change in executive management without prior written consent of the Bank. Borrower shall not make a material change in ownership that effectively changes control of Borrower without prior written consent of the Bank. CHANGE IN FISCAL YEAR. Borrower or guarantor shall not change its fiscal year without prior written consent of the Bank. GUARANTEES. Guarantee or otherwise become responsible for obligations of any other person or entity other than the endorsement of checks and drafts for


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collection in the ordinary course of business. ENCUMBRANCES. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents;(ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens.

FINANCIAL COVENANTS. All financial covenants shall be tested quarterly, unless specifically otherwise noted. Borrower agrees to the following provisions, all of which shall be on a consolidated basis, from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: FUNDED DEBT TO EBITDA RATIO. Beginning April 30, 2000 and for the following three fiscal quarters, Borrower shall maintain a ratio of Funded Debt to EBITDA of not more than 1.60 to 1.00. Beginning April 30, 2001 and for the following three fiscal quarters, Borrower shall maintain a ratio of Funded Debt to EBITDA of not more than 1.25 to 1.00. At all times thereafter, Borrower shall maintain said ratio of not more than 1.00 to 1.00. This covenant shall be tested on a rolling four quarter basis. "Funded Debt" shall mean, as applied to any person or entity, the sum of all indebtedness for borrowed money including, without limitation, capital lease obligations, subordinated debt (including debt subordinated to the Bank), and unreimbursed drawings under letters of credit, or any other monetary obligation evidenced by a note, bond, debenture or other agreement of that person or entity. "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization. FIXED CHARGE COVERAGE RATIO. Beginning April 30, 2000 and for the following three fiscal quarters, Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.50 to 1.00. Beginning April 30, 2001 and for all fiscal quarters thereafter, Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.75 to 1.00. This covenant shall be tested on a rolling four quarter basis. "Fixed Charge Coverage" shall mean the sum of net income plus taxes, depreciation, amortization, and interest expense less capital expenditures not financed divided by the sum of interest expense and scheduled amounts repaid on long term debt and capital lease obligations and


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unfunded capital expenditures during the prior four fiscal quarters. WORKING
CAPITAL. Borrower shall, from closing through fiscal year-end April 30, 2000, maintain Working Capital of at least $13,000,000. Borrower shall, at all times thereafter, maintain Working Capital of at least $14,000,000. "Working Capital" shall mean current assets minus current liabilities including borrowings under the Line of Credit Note. TANGIBLE NET WORTH. Borrower shall, from closing until the end of the third fiscal quarter, January 31, 2000, maintain a Tangible Net Worth of at least $11,500,000.00; for fiscal year-end April 30, 2000, maintain a Tangible Net Worth of at least $16,000,000.00. For each fiscal year thereafter, Tangible Net Worth shall increase by not less than fifty percent (50%) of net income plus one hundred percent (100%) of additions to paid in capital realized in such fiscal year. "Tangible Net Worth" shall mean the total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall include subordinated debt. Including and after April 30, 2000, this covenant shall be tested annually. LIMITATION ON DEBT. Borrower shall not create, assume or become liable, directly or indirectly, for any debt, contingent or direct, if, giving effect to such additional debt on a proforma basis, causes the aggregate amount of Borrower's debt, including obligations to Bank and Webster, to exceed nineteen million dollars ($19,000,000.00). DIVIDENDS. Borrower shall not, during any fiscal year, declare or pay dividends in any amount.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant


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reasonably acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its Subsidiaries, if any. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval. Such statements shall be certified as to their correctness by a principal financial officer of Borrower. CERTIFICATE OF FULL COMPLIANCE FROM ACCOUNTANT. Borrower shall deliver to Bank, with the annual financial statements required above, a certification by Borrower's independent certified public accountant that Borrower is in full compliance with the Loan Documents. NON-DEFAULT CERTIFICATE FROM BORROWER. Borrower shall deliver to Bank, with the annual financial statements required above, a certificate, reasonably satisfactory to Bank in form and substance, signed by Borrower, by a principal financial officer of Borrower, showing calculations of financial covenant formulas and warranting that no "Default" as specified in the Loan Documents, nor any event which, upon the giving of notice or the lapse of time or both, would constitute such a Default, has occurred.

PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank unaudited management-prepared quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 45 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding period. Such statements shall be certified as to their correctness by a principal financial officer of Borrower. NON-DEFAULT CERTIFICATE FROM BORROWER. Borrower shall deliver to Bank, with the periodic financial statements required above, a certificate, reasonably satisfactory to Bank in form and substance, signed by Borrower, by a principal financial officer of Borrower, showing calculations of financial covenant formulas and warranting that no "Default" as specified in the Loan Documents, nor any event which, upon the giving of notice or the lapse of time or both, would constitute such a Default, has occurred.


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FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

PREPAYMENT. Any and all proceeds from the exercise of Class B Warrants will be required to be paid as additional principal reduction as follows: first, to the 1998 Term Note, the 1999 Term Note and the Webster Note (in such proportions as determined by the Borrower); then, to any outstanding balance on the Line of Credit Note. Monies received by Bank from any source for application toward payment of the Obligations shall be applied first to unpaid fees and expenses, then to accrued interest and then to principal.

In the event that the Class B Warrants are not exercised or that net proceeds of any exercise are less than $2,500,000.00, Borrower will be required to pay annually an additional principal payment, to be applied as set forth above, equal to 35% of Excess Cash Flow. Such payment shall be due within ninety (90) days of each fiscal year end commencing with fiscal year end April 30, 2000. For purposes hereof "Excess Cash Flow" means EBITDA minus any cash payments of taxes, minus principal and interest paid, minus unfunded capital expenditures to a maximum annual amount of $1,000,000.00. "EBITDA" is earnings before interest, taxes, depreciation and amortization.

YEAR 2000 COMPATIBILITY. Borrower shall take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Bank, Borrower shall provide Bank assurance reasonably acceptable to Bank of Borrower's Year 2000 compatibility.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. PAYMENT OF COMMITMENT FEE.


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Borrower shall have paid to the Bank a one time commitment fee of $10,000.00 for the Loan. AVAILABILITY FEE. Borrower shall pay to Bank quarterly, on the 1st day of each October, January, April and July, an availability fee at a rate equal to 0.125% per annum on the average daily unused available principal under the Line of Credit Note for the preceding calendar quarter or portion thereof. OPERATING DOCUMENTS. Receipt by Bank of a copy of Borrower's by-laws, partnership agreement, or operating agreement, and of Borrower's authorizing resolutions in connection with the Loan, certified as to completeness and accuracy by an appropriate officer of borrower. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date of closing, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined in ERISA) has occurred with respect to any such plan. CERTIFICATE OF GOOD STANDING. Bank shall have received from Borrower a certificate from the Secretary of State of the state of Borrower's incorporation or organization, as applicable, as to the good standing of Borrower. CHARTER DOCUMENTS. Bank shall have received from Borrower a copy of the Articles of Incorporation and all other charter documents of Borrower, all certified by the Secretary of State of the state of Borrower's incorporation or organization, as applicable. CERTIFICATE OF INCUMBENCY. Bank shall have received from Borrower a certificate of an appropriate officer of Borrower as to the incumbency and signatures of the officers of Borrower executing the Loan Documents. CREDIT INSURANCE. Borrower shall, within 90 days following the closing, have obtained and shall provide Bank with evidence, in form and substance reasonably satisfactory to Bank of, credit insurance on all foreign accounts receivable. OPINION OF COUNSEL. Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The Borrower is duly organized and validly existing under the laws of the jurisdictions where Borrower is organized and have full power and authority to undertake the activities contemplated by the Loan. (b) The Loan Documents create a perfected lien on and security interest in the Collateral (as defined in the Loan


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
Documents). (c) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws" as to the transaction contemplated by this Agreement and the documents pertaining thereto; and "Organization and Authority." (d) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (e) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body to the execution and delivery of this Agreement, the borrowing under this Agreement or other Loan Documents, is required by law, or, if so required, such registration has been made, and consent or approval given or such other appropriate action taken. (f) The Loan and its terms do not violate any laws including, without limitation, any usury laws of the jurisdictions where Borrower and any Collateral are located; such other matters and opinions as the Bank reasonably requests. Borrower agrees, upon request of Bank from time to time, to provide Bank with a then-current Certificate of Good Standing, Charter Documents, or Certificate of Incumbency.

JOINT AND SEVERAL OBLIGATIONS. The obligations of the Borrower hereunder and under the Notes shall be joint and several.

MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut without reference to conflicts of laws principles. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents. This Agreement and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this


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
Agreement and any of the Loan Documents, the terms of the Notes, and then this Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. Terms used in this Agreement which are capitalized and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Documents.

CONNECTICUT PREJUDGMENT REMEDY WAIVER. EACH BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS REPRESENTED BY THIS AGREEMENT ARE COMMERCIAL TRANSACTIONS AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE OF AND HEARING ON PREJUDGMENT REMEDIES UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE BANK'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

WAIVER OF JURY TRIAL. EACH BORROWER ACKNOWLEDGES THAT IT HAS IRREVOCABLY WAIVED ANY RIGHT IT MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                                    NOVAMETRIX MEDICAL SYSTEMS INC.


                                    By:_____________________________
                                       name:
                                       title:


                                    NTC TECHNOLOGY, INC.


                                    By:_____________________________
                                       name:
                                       title:


                                    CHILDREN'S MEDICAL VENTURES, INC.


                                    By:_____________________________
                                       name:
                                       title:


                                    FIRST UNION NATIONAL BANK


                                    By:______________________________
                                       name:
                                       title:


                                      E-59